Exhibit 10.6

Capital Markets Derivative Operations

38 Fountain Square MD 10903C

Cincinnati, OH 45263

Phone: 855-615-3522

Date: April 06, 2017

To: BOOZ ALLEN HAMILTON INC.

Attention: Ryan Ross

Phone: 571-346-4918

Email: ROSS-RYAN@BAH.COM

Attention: Royd Alimusa

Phone: 703-377-7083

Email: ALIMUSA-ROYD@BAH.COM

USI: 1030451071FITB41415RA428293701000000000000

Re: Limit Interest Rate Swaps 41415

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between FIFTH THIRD BANK (“Party A”) and BOOZ ALLEN HAMILTON INC. (“Party B”) on the Trade Date specified below (“Transaction”). This letter constitutes a “Confirmation” as referred to in the Agreement specified below.

1. Each Transaction entered into under this Confirmation will be subject to, and governed by the provisions of, the 2006

ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., not including subsequent amendments or supplements (the “Definitions”). In the event of any inconsistency between the Definitions and this

Confirmation, this Confirmation will govern.

2. This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of December 16, 2014,

as amended and supplemented from time to time (the “Agreement”), between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. In the event of any inconsistency between the Agreement and this Confirmation, this Confirmation will govern.

3. Each party represents and warrants to the other party as follows:

a) Such party is fully informed of and capable of evaluating, and has evaluated, the potential financial benefits and risks, the tax and accounting implications, the appropriateness in light of its individual financial circumstances,

business affairs, and risk management capabilities, and the conformity to its policies and objectives, of this

Transaction.

b) Such party has entered into this Transaction in reliance only upon its own judgment. Neither party holds itself out as advising, or any of its employees or agents as having the authority to advise, the other party as to whether or not it should enter into this Transaction, and neither party shall have any liability whatsoever in respect of any advice of such nature given, or views expressed, by it or any such persons to the other party, whether or not such advice is given or such views are expressed at the request of the other party.

c) Such party has entered into this Transaction for purposes of hedging and not for the purpose of speculation.

4. Please acknowledge your agreement to the terms hereof by delivering back to Fifth Third an executed version of this

Confirmation. If you do not return an unaltered, fully-executed version of this Confirmation to Fifth Third within 3 business days of the date of your receipt of this Confirmation, you shall be deemed to have accepted the terms hereof as set forth herein.

5. The terms of the particular Transaction to which this Confirmation relates are as follows.

Fifth Third Bank, Member FDIC	Page 1 of 3 Ref:	FINDUR 41415

Transaction Type:	Interest Rate Swap
Payment Currency:	USD
Notional Currency:	USD
Notional Amount:	100,000,000.00

Term:

Trade Date:	April 06, 2017
Effective Date:	April 30, 2018
Termination Date:	June 30, 2021, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	BOOZ ALLEN HAMILTON INC.
Fixed Rate Calculation Periods:	From and including the thirty-first (31st) day of each month to but excluding the thirty-first (31st) day of the following month starting with the Effective Date continuing until the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate Payment Date:	Monthly on the last business day of each month commencing on May 31, 2018 through and including June 30, 2021, subject to adjustment in accordance with the Modified Following Business Day convention.
Fixed Rate:	1.998000%
Fixed Rate Day Count Fraction:	Act/360
Fixed Rate Business Day Convention:	Modified Following

Fixed Rate Business Days:	London, New York

Floating Amounts:

Floating Rate Payer:	FIFTH THIRD BANK
Floating Rate Calculation Periods:	From and including the thirty-first (31st) day of each month to but excluding the thirty-first (31st) day of the following month starting with the Effective Date continuing until the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Payment Date:	Monthly on the last business day of each month commencing on May 31, 2018 through and including June 30, 2021, subject to adjustment in accordance with the Modified Following Business Day convention.

Floating Rate Day Count Fraction:	Act/360
Floating Rate Business Day Convention:	Modified Following

Floating Rate Business Days:	London, New York
Floating Rate for Initial Calculation Period:	TBD

Floating Rate Option:	The greater of A) USD-LIBOR-BBA or B) 0%; provided however, for purposes of this Transaction, Section 7.1 (ab) (xxii) and (ab) (xxv) of the ISDA Definitions 2006 shall be amended and restated by deleting the references contained t herein to “Two London Banking days” and replacing with “Two London, New York Banking Days” in thereof.

Floating Rate Option Designated Maturity:	1 Month
Floating Rate Spread:	None
Floating Rate Compounding:	Inapplicable
Floating Rate Method of Averaging:	None
Floating Rate Reset Dates:	First day of each Calculation Period.
Floating Rate Rounding Convention:	5 decimal places per the ISDA definition.
Calculation Agent:	As referenced in ISDA Schedule 4(e)

Fifth Third Bank, Member FDIC	Page 2 of 3 Ref:	FINDUR 41415

Payment Instructions:	Payment to Party A shall be made in immediately available funds to:

Int Settle Acct Name:	Fifth Third Bank CM
Int ABA:	042000314
Int Acct #:	7024699832
Attention:	Capital Markets Derivatives Operations

Payment to Party B shall be made in immediately available funds to:

Ext Settle Acct Name: NEED ACCOUNT INFORMATION
Ext ABA:
Ext Acct #: xxxxx9999

Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer execute this Confirmation and returning it to the Capital Markets Derivatives Group at Fifth Third Bank (Fax no. 513-534-3461) or

(email: IRD.CapitalMarkets@53.com).

Yours Truly,
FIFTH THIRD BANK

By:	/s/ Michael Sams
Name:	Michael Sams
Title:	Vice President

BOOZ ALLEN HAMILTON INC.

By:	/s/ Brian J. Hockenberry
Name:	Brian J. Hockenberry
Title:	Assistant Treasurer